Exhibit 99.1

FINANCIAL STATEMENTS AND
INDEPENDENT AUDITOR'S REPORT

DAVENPORT HOUSING VII, L.P.

DECEMBER 31, 2015 AND 2014

DAVENPORT HOUSING VII, L.P.

PAILET, MEUNIER and LeBLANC, L.L.P.
Certified Public Accountants Management Consultants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners
Davenport Housing VII, L.P. Davenport, Iowa

We have audited the accompanying financial statements of Davenport Housing VII, L.P., which comprise the balance sheets as of December 31, 2015 and 2014 and the related statements of operations, changes in partners' equity and cash flows for the years the ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America as established by the Auditing Standards Board (United States) and in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit includes performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. We are not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Member of: PCAOB - Public Company Accounting Oversight Board
AICPA: Center for Public Company Audit Firms (SEC) • Governmental Audit Quality Center • Private Companies Practice Section (PCPS)
3421 N. Causeway Blvd., Suite 701 • Metairie, LA 70002 • Telephone (504) 837-0770 • Fax (504) 837-7102 www.pmlcpa.com

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Davenport Housing VII, L.P. as of December 31, 2015 and 2014, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Report on Supplemental Information

Our audit was conducted for the purpose of forming an opinion on the financial statements as a whole. The Schedule of Expenses is presented for purposes of additional analysis and is not a required part of the financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the financial statements. The information has been subjected to the auditing procedures applied in the audit of the financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the financial statements or to the financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the financial statements as a whole.

Metairie, Louisiana April 13, 2016

DAVENPORT HOUSING VII, L.P.
BALANCE SHEETS
DECEMBER 31, 2015 AND 2014

	2015	2014
ASSETS
Current Assets
Cash and Equivalents	$2,281	$-
Accounts Receivable - Tenant	652	260
Accounts Receivable - Related Party	24,746	24,746
Total Current Assets	27,679	25,006
Restricted Deposits and Funded Reserves
Tax and Insurance Escrow	4,366	16,106
Security Deposits	5,985	4,619
Total Restricted Cash	10,351	20,725
Property and Equipment
Land	50,000	50,000
Building	6,546,459	6,546,459
Furniture & Fixtures	48,776	45,219
Total Property and Equipment	6,645,235	6,641,678
Less: Accumulated Depreciation	(1,025,657)	(855,281)
Total Property and Equipment, Net	5,619,578	5,786,397
Other Assets
Intangible Assets, Net	45,952	51,106
Total Assets	$5,703,560	$5,883,234

LIABILITIES AND PARTNERS' CAPITAL

Current Liabilities
Bank Overdraft	$-	$847
Accounts Payable	10,713	1,109
Accrued Real Estate Taxes	8,814	11,545
Prepaid Rent	13	28
Current Portion of Long Term Debt	11,148	10,527
Total Current Liabilities	30,688	24,056
Deposits & Prepayment Liabilities
Tenant Security Deposits Payable	6,046	4,727
Long Term Liabilities
Mortgage Notes Payable	518,973	529,500
Less: Current Portion	(11,148)	(10,527)
Asset Management Fee Payable	18,907	15,922
Due to Related Party	759,336	759,336
Total Long Term Liabilities	1,286,068	1,294,231
Total Liabilities	1,322,802	1,323,014
Partners' Equity
Partners' Equity	4,380,758	4,560,220
Total Liabilities and Partners' Equity	$5,703,560	$5,883,234

See auditor's report and notes to financial statements

DAVENPORT HOUSING VII, L.P.
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

	2015	2014
Revenue
Rent Revenue	$111,971	$115,959
Other Revenue	5,144	5,224
NSF, Late Fees & Other Revenue	345	511
Interest Income	104	186
Total Revenue	117,564	121,880
Expenses
Administrative	28,785	26,132
Utilities	27,547	28,671
Operating and Maintenance	29,536	34,408
Taxes and Insurance	18,227	19,967
Interest	14,417	15,004
Depreciation and Amortization	175,529	175,137
Total Expenses	294,041	299,319
Net Loss from Operations	(176,477)	(177,439)
Other Income and (Expenses) Asset Management Fees	(2,985)	(4,898)
Net Income (Loss)	$(179,462)	$(182,337)

See auditor's report and notes to financial statements

DAVENPORT HOUSING VII, L.P.
STATEMENTS OF CHANGES IN PARTNERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

	General Partner .005%	Limited Partners 99.995%	Total Partners' Equity
Balance - January 1, 2014	$1,191,643	$3,550,914	$4,742,557
Net Income (Loss)	(9)	(182,328)	(182,337)
Balance - December 31, 2014	$1,191,634	$3,368,586	$4,560,220
Net Income (Loss)	(9)	(179,453)	(179,462)
Balance - December 31, 2015	$1,191,625	$3,189,133	$4,380,758

See auditor's report and notes to financial statements

DAVENPORT HOUSING VII, L.P.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

	2015	2014
Cash flows from operating activities:
Net Income	$(179,462)	$(182,337)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	175,529	175,137
(Increase) decrease in accounts receivable	(392)	(111)
Increase (decrease) in accounts payable	9,605	797
Increase (decrease) in management fee payable	-	(493)
Increase (decrease) in asset management fee payable	2,985	4,898
Increase (decrease) in accrued expenses	(2,746)	(2,427)
Increase (decrease) in security deposits payable	1,319	51
Total adjustments	186,300	177,852
Net cash provided (used) by operating activities	6,838	(4,485)
Cash flows from investing activities: (Deposit) withdrawal security deposits	(1,366)	(92)
(Deposit) withdrawal tax & insurance escrows	11,740	1,965
Purchase of fixed assets	(3,557)	(1,936)
Net cash provided (used) by investing activities	6,817	(63)
Cash flows from financing activities: Payment on mortgage notes	(10,527)	(9,940)
Net cash used by financing activities	(10,527)	(9,940)
Net increase (decrease) in cash and equivalents	3,128	(14,488)
Cash and equivalents, beginning of year	(847)	13,641
Cash and equivalents, end of year	$2,281	$(847)
Supplemental disclosures of cash flow information: Cash paid during the year for:
Interest	$14,417	$15,004

See auditor's report and notes to financial statements

DAVENPORT HOUSING VII, L.P.
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

NOTE A - ORGANIZATION

Davenport Housing VII, L.P. (the Partnership) was formed October 17, 2005, as a limited partnership under the laws of the State of Iowa and shall continue until December 31, 2500 or until certain events as defined in the partnership agreement occur. The partnership was formed for the purpose of owning and operating a 20-unit apartment complex in Davenport, Iowa for residents with low or moderate income. Rehabilitation of the historic project was substantially completed and operations began in December 2009. Substantially all of the Partnership's income is expected to be derived from the rental of its apartment units. All units within this project are expected to be subject to the contract restrictions regarding rental charges and other operating policies under the Low Income Housing Tax Credit Program.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The financial statements of the partnership are prepared on the accrual basis of accounting and in accordance with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents

For purposes of statements of cash flows, cash and cash equivalents represent unrestricted cash and certificates of deposit with original maturities of 90 days or less. The carrying amount approximates fair value because of the short period to maturity of the instruments.

Cash and Other Deposits

The Partnership maintains its cash in financial institutions insured by the Federal Deposit Insurance Corporation (FDIC). Deposit accounts, at times, may exceed federally insured limits. All deposits are fully insured by the FDIC up to $250,000 per bank. The Partnership has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

Tenant Receivables

Tenant receivables are recorded at the amount the Partnership expects to collect on balances outstanding at December 31, 2015 and 2014. Management closely monitors outstanding balances and writes off, as of year-end, all balances that are not collectible. In 2015 and 2014 a bad debt in the  amount of $1,515 and $505, respectively, was written off. Tenant accounts receivable are considered collectible in full, and accordingly, an allowance for doubtful accounts has not been provided.

Other Assets

Other assets consist of tax credit fees and interest costs that have been capitalized. Tax credit fees are being amortized over a 15-year life using the straight-line method of amortization.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Capitalization and Depreciation

Land, buildings and improvements are recorded at cost. Depreciation is provided for  in  amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives using  the straight-line method. Improvements are capitalized, while expenditures for maintenance and repairs are charged to expense as incurred. Upon disposal of depreciable property, the appropriate property accounts are reduced by the related costs and accumulated depreciation.  The resulting gains and  losses are reflected in the statement of operations. The rental property is depreciated over estimated service lives as follows:

Buildings & Improvements	40 years	Straight-Line
Furnishings & Equipment	7 years	Straight-Line
Impairment of Long-Lived Assets

The Partnership has adopted Accounting Standards Codification 360-10-05-4, Accounting for the Impairment or Disposal of Long-Lived Assets. The Partnership reviews its investment in real estate for impairment whenever events or changes in circumstances indicate that the carrying value of such property may not be recoverable. Recoverability is measured by a comparison of the carrying amount of the real estate to the future net undiscounted cash flow expected to be generated by the rental property including the low income housing tax credits and any estimated proceeds from the eventual disposition  of the real estate. If the real estate is considered to be impaired, the impairment to be recognized is measured at the amount by which the carrying amount of the real estate exceeds the fair value of such property.  There were no impairment losses recognized in 2015 or 2014.

Rental Income

Rental income is recognized as rentals become due. Rental payments received in advance are deferred until earned.  All leases between the partnership and the tenants of the property are operating leases.   All rental property is rented under leases with terms of one year or less.

Income Taxes

No provision or benefit for income taxes has been included in these financial statements since taxable income or loss passes through to, and is reportable by, the Partners individually.

The Partnership's tax filings are subject to audit by various taxing authorities, and the open audit periods are 2012 through 2014.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes, continued

The Partnership has adopted provisions of FASB Accounting Standards Codification Topic ASC 740-10 (previously Financial Interpretation No. 48, Accounting for Uncertainty in Income Taxes), on January 1, 2009.  The implementation of this standard had no impact on the financial statements.

Accounting Standards Codification

The Financial Accounting Standards Board ("FASB ASC") became the sole authoritative source of generally accepted accounting principles in the United States of America for periods ending after September 15, 2009. The FASB ASC incorporates all authoritative literature previously issued by a standard setter. Adoption of the FASB ASC has no effect on the Partnership's financial position, results from operations, partners' equity (deficit) or cash flows. References to the authoritative accounting literature in the notes to the financial statements are the FASB ASC references.

NOTE C - USE OF ESTIMATES IN PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting  period. Actual results may differ from those estimates.

NOTE D - RESTRICTED DEPOSITS AND FUNDED RESERVES

Replacement Reserve

Pursuant to the partnership agreements, the Partnership is required to establish a replacement reserve account. The Partnership is to deposit $300 per unit per year commencing the month after issuance of a certificate of occupancy. The deposits are to increase at a rate of 3 percent every 12 months. The replacement reserve is to be used for working capital needs, improvements, replacements, and other contingencies of the Partnership. Withdrawals from the replacement reserve require the Special Limited Partner's signature for withdrawals over $750 and over an aggregate total of $4,000 for the year. As of December 31, 2015, the Partnership had not yet established the replacement reserve account.

NOTE D - RESTRICTED DEPOSITS AND FUNDED RESERVES (CONTINUED)

Real Estate Tax Reserve

Pursuant to the terms of the partnership agreement, the Partnership is required to purchase a Certificate of Deposit in the amount of $25,000 from a banking institution. The funds shall be used to pay the increased real estate taxes upon expiration of the Urban Revitalization tax exemption. The reserve shall require the joint signature of the Special Limited Partner for any withdrawals. As of December 31, 2015, the Partnership had not yet established the real estate tax reserve.

Tax and Insurance Escrow

Pursuant to the partnership agreement, the Partnership is required to maintain a tax and insurance escrow account. The escrow account is to be used to pay next year's insurance premium payments and real estate taxes. Withdrawals from the tax and insurance escrow shall require the joint signature of the Special Limited Partner. At December 31, 2015 and 2014, the balance in the Tax and Insurance Escrow totaled $4,366 and $16,106, respectively.

Tenants' Security Deposits

Tenants' security deposits are held in a separate bank account in the name of the project. At December 31, 2015 and 2014, the balance of this account was $5,985 and $4,619, respectively, which was not funded in an amount equal to or greater than the security deposit liability.

NOTE E - OTHER ASSETS

Tax Credit Fees at December 31, 2015 and 2014 were net of accumulated amortization of $31,350   and
$26,196, respectively. Amortization expense for the same years ended was $5,153 and $5,153, respectively. Estimated aggregated amortization expense for each of the next five years is:

2016	$5,153
2017	5,153
2018	5,153
2019	5,153
2020	5,153

NOTE F - LONG TERM DEBT

Scott County Housing Council

The project is now financed by a mortgage loan payable to Scott County Housing Council in the original amount of $296,064. The 5.75% loan is payable in monthly installments of principal and interest in the amount of $2,079 through the maturity date of January 2026 when a final balloon payment is due. Outstanding balances on the note were $244,973 and $255,500 as of December 31, 2015 and 2014, respectively.  There was no accrued interest as of December 31, 2015 and 2014.

City of Davenport

The project is also financed by a mortgage loan payable to the City of Davenport's Home Investment Partnership (HOME) Program in the original amount of $274,000. The 0% loan is payable in annual installments of interest only in the amount of $6,850 through the maturity date of February 2026 when a final balloon payment is due. Outstanding balances on the note were $274,000 as of December 31, 2015 and 2014.

The apartment project is pledged as collateral for the mortgages. The mortgage loans are nonrecourse debt secured by deeds of trust on the related real estate. The fair value of the mortgage notes payable are estimated based on the current rates offered to the project for debt of the same remaining maturities. At December 31, 2015, the fair value of the mortgages approximate the amount recorded in the financial statements.

Aggregate maturities of long-term debt for the next five years are as follows:

December 31, 2016	$11,148
2017	11,806
2018	12,503
2019	13,241
2020	14,023
and Thereafter	456,252
Totals	$518,973

NOTE G - MANAGEMENT FEES

The Partnership engaged Pioneer Property Management, Inc. as the management company in 2010. Pioneer Property Management, Inc. is not related in any form to any owners, either general or limited partners, of the Partnership.   As of December 31,         2015 and 2014, management fees of $5,502 and
$6,260 were paid to Pioneer Property Management, respectively. At December 31, 2015 and 2014, accrued management fees totaled $519 and $0, respectively, which are included in accounts payable on the balance sheet.

NOTE H - RELATED PARTY TRANSACTIONS

Due from / to Related Party

As of December 31, 2015 and 2014, the Partnership was owed $24,746 from Davenport Housing V, L.P. for loan interest paid by the Partnership on behalf of the related project in a prior year. The Limited Partner in Davenport Housing V, L.P. is WNC Institutional Tax Credit Fund XIV, L.P., which is a related entity to the Limited Partner.

The Limited Partner has made capital advances to the Partnership to secure permanent financing as well as for routine operating expenses. As of December 31, 2015 and 2014, the Partnership owed $759,336 and $759,336, respectively, to the Limited Partner for capital advances.

Asset Management Fee

Pursuant to the partnership agreement, the Limited Partner is to receive a cumulative asset management fee of $2,500 increasing annually at 3%.   Asset management fees earned in 2015 and 2014 totaled
$2,985 and $4,898, respectively. As of December 31, 2015 and 2014, cumulative unpaid fees under this agreement owed to the Limited Partner were $18,907 and $15,922, respectively.

Incentive Management Fee

Pursuant to the partnership agreement, the General Partner is to receive an annual non-cumulative incentive management fee in the amount equal to 40% of net operating income for duties outlined in the partnership agreement.  No expense was incurred in 2015 and 2014.

Tax Credit Compliance Fee

Pursuant to the partnership agreement, the General Partner is to receive an annual non-cumulative tax credit compliance fee of 40 percent of net operating income for ensuring compliance by the Partnership with all tax credit rules and regulations.  No expense was incurred in 2015 and 2014.

Operating Deficit Loans

Pursuant to the partnership agreement, if at any time between when the first apartment unit is available and three consecutive months of breakeven operations, an operating deficit exists, the General Partner shall fund the operating deficit as to amount through operating deficit loans up to $61,214. All operating loans are to be repayable out of 50% of the available Net Operating Income or Sale or Refinancing Proceeds, as defined in the partnership agreement. There were no Operating Deficit Loans as of December 31, 2015.

NOTE I - PARTNERS' EQUITY

Partners	Ownership Percentages

General Partner - Shelter Resource Corporation	0.01%

Limited Partner - WNC Housing Tax Credit Fund VI,
Series 13, Limited Partnership	99.98%

Class B Limited Partner - Iowa Tax Credit Fund X,
Limited Partnership	0.01%

Special Limited Partner - WNC Housing Limited
Partnership	0.01%

Pursuant  to  the  partnership  agreement,  the  Limited  Partner  is  to  make  capital  contributions of $2,253,208. An amendment to the Partnership Agreement was executed in 2011 with the Limited Partner contributing an additional $2,255,306. As of December 31, 2015, the Limited Partner had made capital contributions totaling $4,508,514.

Pursuant to the partnership agreement, Shelter Resource Corporation, the General Partner, is to make capital contributions of $985,000. As of December 31, 2015, Shelter Resource Corporation has made capital contributions totaling $1,230,225.

Pursuant to the partnership agreement, the Special Limited Partner is to make capital contributions of $226. As  of December 31, 2015, the Special Limited Partner had made capital contributions totaling $226.

NOTE J - LOW INCOME HOUSING TAX CREDITS

The following Housing Tax Credits are allocable to the Partnership during the Credit Period:

Year	Housing Tax Credits
2010	$420,809
2011	603,015
2012	603,015
2013	603,015
2014	603,015
2015	603,015
2016	603,015
2017	603,015
2018	603,015
2019	603,015
2020	182,206
TOTAL	$6,030,150

NOTE K - CONTINGENCY

The Project's Low-Income Housing Credits are contingent on its ability to maintain compliance with applicable sections of Section 42. Failure to maintain compliance with occupant eligibility, and/or unit gross rent, or to correct noncompliance within a specified time period, could result in recapture of previously taken tax credits plus interest.

NOTE L - CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

The Partnership's sole asset is the apartment complex.  The Partnership's operations are concentrated  in the affordable housing real estate market. In addition, the Partnership operates in a heavily regulated environment. The operations of the Partnership are subject to the administrative directives, rules and regulations of federal, state and local regulatory agencies. Such administrative directives, rules and regulations may occur with little notice or inadequate funding to pay for the related cost, including the additional administrative burden, to comply with a change.

NOTE M - ADVERTISING

The partnership incurred advertising costs of $683 in 2015 and $89 in 2014. These costs are expensed in the financial statements as incurred.

NOTE N - SUBSEQUENT EVENTS

FASB Accounting Standards Codification Topic 855, Subsequent Events, addresses events which occur after the balance sheet date but before the issuance of financial statements. An entity must record the effects of subsequent events that provide evidence about conditions that existed at the balance sheet date and must disclose but not record the effects of subsequent events which provide evidence about conditions that existed after the balance sheet date. Additionally, Topic 855 requires disclosure relative  to the date through which subsequent events have been evaluated and whether that is the date on which the financial statements were issued or were available to be issued. Management evaluated the activity of Davenport Housing VII, L.P. through April 13, 2016, the date the financial statements were issued, and concluded that no subsequent events have occurred that would require recognition in the Financial Statements or disclosure in the Notes to the Financial Statements.

FINANCIAL STATEMENTS AND
INDEPENDENT AUDITOR’S REPORT

DAVENPORT HOUSING VII, L.P.

DECEMBER 31, 2013 AND 2012

DAVENPORT HOUSING VII, L.P.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners
Davenport Housing VII, L.P.
Davenport, Iowa

We have audited the accompanying balance sheets of Davenport Housing VII, L.P., as of December 31, 2013 and 2012 and the related statements of operations, changes in partners’ equity, and cash flows for each of the years in the two-year period ended December 31, 2013. Davenport Housing VII, L.P.’s management is responsible for these financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America as established by the Auditing Standards Board (United States) and in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit includes performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. We are not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Davenport Housing VII, L.P. as of December 31, 2013 and 2012, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2013 in accordance with accounting principles generally accepted in the United States of America.

Metairie, Louisiana
March 14, 2014

DAVENPORT HOUSING VII, L.P.

BALANCE SHEETS

DECEMBER 31, 2013 AND 2012

	2013	2012
ASSETS

Current Assets
Cash and Equivalents	$13,641	$20,024
Accounts Receivable - Tenant	149	1,217
Accounts Receivable - Related Party	24,746	24,746
Total Current Assets	38,536	45,987

Restricted Deposits and Funded Reserves
Tax and Insurance Escrow	18,071	10,021
Security Deposits	4,527	4,353
Total Restricted Cash	22,598	14,374

Property and Equipment
Land	50,000	50,000
Building	6,546,459	6,546,459
Furniture & Fixtures	43,283	43,283
Total Property and Equipment	6,639,742	6,639,742
Less: Accumulated Depreciation	(685,298)	(515,453)
Total Property and Equipment, Net	5,954,444	6,124,289

Other Assets
Organizational Costs, Net	56,259	61,413

Total Assets	$6,071,837	$6,246,063

See accountant’s report and notes to financial statements.

DAVENPORT HOUSING VII, L.P.

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

	2013	2012

Revenue
Rent Revenue	$115,963	$113,903
Other Revenue	5,977	5,903
NSF, Late Fees & Other Revenue	639	283
Interest Income	162	77
Total Revenue	122,741	120,166

Expenses
Administrative	37,475	15,336
Utilities	28,162	25,407
Operating and Maintenance	20,970	26,596
Taxes and Insurance	21,110	27,635
Interest	15,558	16,081
Depreciation and Amortization	174,998	173,798
Total Expenses	298,273	284,853

Net Loss from Operations	(175,532)	(164,687)

Other Income and (Expenses)
Asset Management Fees	(2,814)	(2,732)

Net Income (Loss)	$(178,346)	$(167,419)

See accountant’s report and notes to financial statements.

DAVENPORT HOUSING VII, L.P.

STATEMENTS OF CHANGES IN PARTNERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

	General Partner	Limited Partners	Total Partners’ Equity

Balance - January 1, 2012	$1,191,660	$3,848,662	$5,040,322

Contributions by Members	-	48,000	48,000

Net Income (Loss)	(8)	(167,411)	(167,419)

Balance - December 31, 2012	$1,191,652	$3,729,251	$4,920,903

Net Income (Loss)	(9)	(178,337)	(178,346)

Balance - December 31, 2013	$1,191,643	$3,550,914	$4,742,557

See accountant’s report and notes to financial statements.

DAVENPORT HOUSING VII, L.P.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

	2013	2012
Cash flows from operating activities:
Net Income	$(178,346)	$(167,419)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	174,998	173,798
(Increase) decrease in accounts receivable	1,068	(1,035)
Increase (decrease) in accounts payable	(1,364)	(9,487)
Increase (decrease) in management fee payable	96	(71)
Increase (decrease) in accrued expenses	(747)	11,713
Increase (decrease) in security deposits payable	136	753
Total adjustments	174,187	175,671
Net cash provided (used) by operating activities	(4,159)	8,252

Cash flows from investing activities:
(Deposit) withdrawal security deposits	(173)	(790)
(Deposit) withdrawal tax/ins escrows	(8,050)	(10,021)
Net cash provided (used) by investing activities	(8,223)	(10,811)

Cash flows from financing activities:
Increase in basis of building	-	(48,000)
Net proceeds (repayment) mortgage notes	(9,386)	(8,862)
Net proceeds (repayment) related party debt	15,385	2,732
Equity contributions	-	48,000
Net cash provided (used) by financing activities	5,999	(6,130)

Net increase (decrease) in cash and equivalents	(6,383)	(8,689)
Cash and equivalents, beginning of year	20,024	28,713

Cash and equivalents, end of year	$13,641	$20,024

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest Expense	$15,558	$16,081

See accountant’s report and notes to financial statements.

DAVENPORT HOUSING VII, L.P.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

NOTE A - ORGANIZATION

Davenport Housing VII, L.P. (the Partnership) was formed October 17, 2005, as a limited partnership under the laws of the State of Iowa and shall continue until December 31, 2500 or until certain events as defined in the partnership agreement occur. The partnership was formed for the purpose of owning and operating a 20-unit apartment complex in Davenport, Iowa for residents with low or moderate income. Rehabilitation of the historic project was substantially completed and operations began in December 2009. Substantially all of the Partnership’s income is expected to be derived from the rental of its apartment units. All units within this project are expected to be subject to the contract restrictions regarding rental charges and other operating policies under the Low Income Housing Tax Credit Program.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The financial statements of the partnership are prepared on the accrual basis of accounting and in accordance with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents

For purposes of statements of cash flows, cash and cash equivalents represent unrestricted cash and certificates of deposit with original maturities of 90 days or less. The carrying amount approximates fair value because of the short period to maturity of the instruments.

Cash and Other Deposits

The Partnership maintains its cash in financial institutions insured by the Federal Deposit Insurance Corporation (FDIC). Deposit accounts, at times, may exceed federally insured limits. All deposits are fully insured by the FDIC up to $250,000 per bank. The Partnership has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

Tenant Receivables

Tenant receivables are recorded at the amount the Partnership expects to collect on balances outstanding at December 31, 2013 and 2012. Management closely monitors outstanding balances and writes off, as of year-end, all balances that are not collectible. Tenant accounts receivable are considered collectible in full, and accordingly, an allowance for doubtful accounts has not been provided.

Other Assets

Other assets consist of tax credit fees and interest costs that have been capitalized. Tax credit fees are being amortized over a 15-year life using the straight-line method of amortization.

DAVENPORT HOUSING VII, L.P.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Capitalized Interest

Interest costs of $115,689 were capitalized as part of the building costs. Capitalization and Depreciation

Capitalization and Depreciation

Land, buildings and improvements are recorded at cost. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives using the straight-line method. Improvements are capitalized, while expenditures for maintenance and repairs are charged to expense as incurred. Upon disposal of depreciable property, the appropriate property accounts are reduced by the related costs and accumulated depreciation. The resulting gains and losses are reflected in the statement of operations. The rental property is depreciated over estimated service lives as follows:

Buildings & Improvements	40 years	Straight-Line
Furnishings & Equipment	7 years	Straight-Line

Impairment of Long-Lived Assets

The Partnership has adopted Accounting Standards Codification 360-10-05-4, Accounting for the Impairment or Disposal of Long-Lived Assets. The Partnership reviews its investment in real estate for impairment whenever events or changes in circumstances indicate that the carrying value of such property may not be recoverable. Recoverability is measured by a comparison of the carrying amount of the real estate to the future net undiscounted cash flow expected to be generated by the rental property including the low income housing tax credits and any estimated proceeds from the eventual disposition of the real estate. If the real estate is considered to be impaired, the impairment to be recognized is measured at the amount by which the carrying amount of the real estate exceeds the fair value of such property. There were no impairment losses recognized in 2013 or 2012.

Rental Income

Rental income is recognized as rentals become due. Rental payments received in advance are deferred until earned. All leases between the partnership and the tenants of the property are operating leases. All rental property is rented under leases with terms of one year or less.

Income Taxes

No provision or benefit for income taxes has been included in these financial statements since taxable income or loss passes through to, and is reportable by, the Partners individually.

The Partnership’s tax filings are subject to audit by various taxing authorities, and the open audit periods are 2010 through 2012.

DAVENPORT HOUSING VII, L.P.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes, continued

The Partnership has adopted provisions of FASB Accounting Standards Codification Topic ASC 740-10 (previously Financial Interpretation No. 48, Accounting for Uncertainty in Income Taxes), on January 1, 2009. The implementation of this standard had no impact on the financial statements. As of both the date of adoption, and as of December 31, 2013, the unrecognized tax benefit accrual was zero. The Partnership will recognize future accrued interest and penalties related to unrecognized tax benefits in income tax expense, if incurred.

Accounting Standards Codification

The Financial Accounting Standards Board (“FASB ASC”) became the sole authoritative source of generally accepted accounting principles in the United States of America for periods ending after September 15, 2009. The FASB ASC incorporates all authoritative literature previously issued by a standard setter. Adoption of the FASB ASC has no effect on the Partnership’s financial position, results from operations, partners’ equity (deficit) or cash flows. References to the authoritative accounting literature in the notes to the financial statements are the FASB ASC references.

NOTE C - USE OF ESTIMATES IN PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

NOTE D - RESTRICTED DEPOSITS AND FUNDED RESERVES

Replacement Reserve

Pursuant to the partnership agreements, the Partnership is required to establish a replacement reserve account. The Partnership is to deposit $300 per unit per year commencing the month after issuance of a certificate of occupancy. The deposits are to increase at a rate of 3 percent every 12 months. The replacement reserve is to be used for working capital needs, improvements, replacements, and other contingencies of the Partnership. Withdrawals from the replacement reserve require the Special Limited Partner’s signature for withdrawals over $750 and over an aggregate total of $4,000 for the year. As of December 31, 2013, the Partnership had not yet established the replacement reserve account.

DAVENPORT HOUSING VII, L.P.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

NOTE D - RESTRICTED DEPOSITS AND FUNDED RESERVES (CONTINUED)

Real Estate Tax Reserve

Pursuant to the terms of the partnership agreement, the Partnership is required to purchase a Certificate of Deposit in the amount of $25,000 from a banking institution. The funds shall be used to pay the increased real estate taxes upon expiration of the Urban Revitalization tax exemption. The reserve shall require the joint signature of the Special Limited Partner for any withdrawals. As of December 31, 2013, the Partnership had not yet established the real estate tax reserve.

Tax and Insurance Escrow

Pursuant to the partnership agreement, the Partnership is required to maintain a tax and insurance escrow account. The escrow account is to be used to pay next year’s insurance premium payments and real estate taxes. Withdrawals from the tax and insurance escrow shall require the joint signature of the Special Limited Partner. This account was funded during 2012. At December 31, 2013 and 2012, the balance in the Tax and Insurance Escrow totaled $18,071 and $10,021, respectively.

Tenants’ Security Deposits

Tenants’ security deposits are held in a separate bank account in the name of the project. At December 31, 2013, the balance of this account was $4,527, which was not funded in an amount equal to the security deposit liability.

NOTE E - OTHER ASSETS

Tax Credit Fees at December 31, 2013 and 2012 were net of accumulated amortization of $21,043 and $15,889, respectively. Amortization expense for the same years ended was $5,153 and $5,153, respectively. Estimated aggregated amortization expense for each of the next five years is:

2014	$5,153
2015	5,153
2016	5,153
2017	5,153
2018	5,153

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

NOTE F - LONG TERM DEBT

Scott County Housing Council

The project is now financed by a mortgage loan payable to Scott County Housing Council in the original amount of $296,064. The 5.75% loan is payable in monthly installments of principal and interest in the amount of $2,079 through the maturity date of January 2026 when a final balloon payment is due. Outstanding balances on the note were $265,440 and $274,826 as of December 31, 2013 and 2012, respectively. Accrued interest totaled $0 on the note as of December 31, 2013 and 2012.

City of Davenport

The project is also financed by a mortgage loan payable to the City of Davenport’s Home Investment Partnership (HOME) Program in the original amount of $274,000. The 0% loan is payable in annual installments of interest only in the amount of $6,850 through the maturity date of February 2026 when a final balloon payment is due. Outstanding balances on the note were $274,000 as of December 31, 2013 and 2012. Accrued interest totaled $0 on the note as of December 31, 2013 and 2012.

The apartment project is pledged as collateral for the mortgages. The mortgage loans are nonrecourse debt secured by deeds of trust on the related real estate.

The fair value of the mortgage notes payable are estimated based on the current rates offered to the project for debt of the same remaining maturities. At December 31, 2013, the fair value of the mortgages approximate the amount recorded in the financial statements.

Aggregate maturities of long-term debt for the next five years are as follows:

December 31, 2014	$9,940
2015	10,527
2016	11,148
2017	11,806
2018	12,503
and Thereafter	483,516

Totals	$539,440

NOTE G - MANAGEMENT FEES

The Partnership engaged Pioneer Property Management, Inc. as the management company in 2010. Pioneer Property Management, Inc. is not related in any form to any owners, either general or limited partners, of the Partnership. As of December 31, 2013 and 2012, management fees of $5,842 and $5,645 were paid to Pioneer Property Management, respectively. At December 31, 2013 and 2012, accrued management fees totaled $493 and $397, respectively.

DAVENPORT HOUSING VII, L.P.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

NOTE H - RELATED PARTY TRANSACTIONS

Due from / to Related Party

As of December 31, 2013 and 2012, the Partnership was owed $24,746 from Davenport Housing V, L.P. for loan interest paid by the Partnership on behalf of the related project in a prior year. The Limited Partner in Davenport Housing V, L.P. is WNC Institutional Tax Credit Fund XIV, L.P., which is a related entity to the Limited Partner.

The Limited Partner has made capital advances to the Partnership to secure permanent financing as well as for routine operating expenses. As of December 31, 2013 and 2012, the Partnership owed $759,336 and $744,516, respectively, to the Limited Partner for capital advances.

Asset Management Fee

Pursuant to the partnership agreement, the Limited Partner is to receive a cumulative asset management fee of $2,500 increasing annually at 3%. Asset management fees earned in 2013 and 2012 totaled $2,814 and $2,732, respectively. As of December 31, 2013 and 2012, cumulative unpaid fees under this agreement owed to the Limited Partner were $11,024 and $10,459, respectively.

Incentive Management Fee

Pursuant to the partnership agreement, the General Partner is to receive an annual non-cumulative incentive management fee in the amount equal to 40% of net operating income for duties outlined in the partnership agreement. No expense was incurred in 2013 and 2012.

Tax Credit Compliance Fee

Pursuant to the partnership agreement, the General Partner is to receive an annual non-cumulative tax credit compliance fee of 40 percent of net operating income for ensuring compliance by the Partnership with all tax credit rules and regulations. No expense was incurred in 2013 and 2012.

Developer Fee

Developer fees of $180,000 to Signature Development Company have been capitalized as part of the building costs. Signature Development Company is an affiliate of Signature Holding Company, who was the previous administrative General Partner. The developer fees of $180,000 had been paid to Signature Development Company prior to 2009. During 2009, Signature Holding Company was removed as the administrative General Partner and replaced by Shelter Resource Corporation (see Note I). Shelter Resource Corporation assumed all rights and obligations of the General Partner and the developer.

DAVENPORT HOUSING VII, L.P.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

NOTE H - RELATED PARTY TRANSACTIONS (CONTINUED)

Operating Deficit Loans

Pursuant to the partnership agreement, if at any time between when the first apartment unit is available and three consecutive months of breakeven operations, an operating deficit exists, the General Partner shall fund the operating deficit as to amount through operating deficit loans up to $61,214. All operating loans are to be repayable out of 50% of the available Net Operating Income or Sale or Refinancing Proceeds, as defined in the partnership agreement. There were no Operating Deficit Loans as of December 31, 2013.

NOTE I - PARTNERS’ EQUITY

Partners	Ownership Percentages

General Partner - Shelter Resource Corporation	0.005%

Limited Partner - WNC Housing Tax Credit Fund VI, Series 13, Limited Partnership	99.980%

Class B Limited Partner - Iowa Tax Credit Fund X, Limited Partnership	0.005%

Special Limited Partner - WNC Housing Limited Partnership	0.010%

Pursuant to the partnership agreement, the Limited Partner is to make capital contributions of $2,253,208. During 2012 and 2011, WNC Housing Tax Credit Fund VI, Series 13, Limited Partnership made capital contributions of $48,000 and $2,000,000, respectively. No capital contributions were made in 2013. As of December 31, 2013, the Limited Partner had made capital contributions totaling $4,498,746. An amendment to the Partnership Agreement was executed in 2011 with the Limited Partner purchasing the additional federal low income housing tax credits in the amount of $2,268,952 and the federal historic credits for $221,471. This purchase of additional federal low income housing tax credits is included in the 2011 capital contributions amount.

Pursuant to the partnership agreement, Shelter Resource Corporation, the General Partner, is to make capital contributions of $985,000. As of December 31, 2013, Shelter Resource Corporation had made capital contributions totaling $1,230,225.

Pursuant to the partnership agreement, the Special Limited Partner is to make capital contributions of $226. As of December 31, 2013, the Special Limited Partner had made capital contributions totaling $226.

DAVENPORT HOUSING VII, L.P.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

NOTE J - LOW INCOME HOUSING TAX CREDITS

The following Housing Tax Credits are allocable to the Partnership during the Credit Period:

Year	Housing Tax Credits
2010	$420,809
2011	603,015
2012	603,015
2013	603,015
2014	603,015
2015	603,015
2016	603,015
2017	603,015
2018	603,015
2019	603,015
2020	182,206

TOTAL	$6,030,150

NOTE K - CONTINGENCY

The Project’s Low-Income Housing Credits are contingent on its ability to maintain compliance with applicable sections of Section 42. Failure to maintain compliance with occupant eligibility, and/or unit gross rent, or to correct noncompliance within a specified time period, could result in recapture of previously taken tax credits plus interest.

NOTE L - CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

The Partnership’s sole asset is the apartment complex. The Partnership’s operations are concentrated in the affordable housing real estate market. In addition, the Partnership operates in a heavily regulated environment. The operations of the Partnership are subject to the administrative directives, rules and regulations of federal, state and local regulatory agencies. Such administrative directives, rules and regulations may occur with little notice or inadequate funding to pay for the related cost, including the additional administrative burden, to comply with a change.

NOTE M - ADVERTISING

The partnership incurred advertising costs of $100 in 2013 and $100 in 2012. These costs are expensed in the financial statements as incurred.

DAVENPORT HOUSING VII, L.P.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2013 AND 2012

NOTE N - SUBSEQUENT EVENTS

FASB Accounting Standards Codification Topic 855, Subsequent Events, addresses events which occur after the balance sheet date but before the issuance of financial statements. An entity must record the effects of subsequent events that provide evidence about conditions that existed at the balance sheet date and must disclose but not record the effects of subsequent events which provide evidence about conditions that existed after the balance sheet date. Additionally, Topic 855 requires disclosure relative to the date through which subsequent events have been evaluated and whether that is the date on which the financial statements were issued or were available to be issued. Management evaluated the activity of Davenport Housing VII, L.P. through March 14, 2014, the date the financial statements were issued, and concluded that no subsequent events have occurred that would require recognition in the Financial Statements or disclosure in the Notes to the Financial Statements.